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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Columbia/HCA Healthcare Corporation for the registration of its common stock to be issued pursuant to the merger with Healthtrust, Inc.--The Hospital Company and to the incorporation by reference therein of (1) our report dated October 14, 1994, with respect to the consolidated financial statements and schedules of Healthtrust, Inc.--The Hospital Company included in its Annual Report (Form 10-
K) for the year ended August 31, 1994, and (2) our reports dated December 3, 1993, with respect to the consolidated financial statements of EPIC Holdings, Inc. and EPIC Healthcare Group, Inc. included in the Current Report on Form 8-K dated May 5, 1994, of Healthtrust, Inc.--The Hospital Company, both filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Nashville, Tennessee
December 6, 1994